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                                                                      EXHIBIT 11


                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                          Computation of Loss per Share

                                                                         (Successor)           (Predecessor)
                                                                           Three Months Ended March 31
                                                                          ----------------------------------
                                                                              1997                  1996
                                                                          ------------         -------------
PRIMARY LOSS PER SHARE
      Net loss                                                             $  (434,986)         $   (16,826)
                                                                           ===========          ===========
      Weighted average number of common shares outstanding
         during the period                                                   4,745,654                1,001
      Effect of stock options and warrants treated as common
         stock equivalents under the treasury stock method                          --                   --
                                                                           -----------          -----------
           Total shares                                                      4,745,654                1,001
                                                                           ===========          ===========
Primary loss per share                                                     $     (0.09)         $    (16.81)
                                                                           ===========          ===========

FULLY DILUTED EARNINGS PER SHARE
      Net loss                                                             $  (434,986)         $   (16,826)
                                                                           ===========          ===========
      Weighted average number of common shares outstanding
        during the period                                                    4,745,654                1,001
      Effect of stock options and warrants treated as common
        stock equivalents under the treasury stock method                           --                   --
                                                                           -----------          -----------
           Total shares                                                      4,745,654                1,001
                                                                           ===========          ===========
Fully diluted loss per share                                               $     (0.09)         $    (16.81)
                                                                           ===========          ===========

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